SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 March 18, 1997


                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


          Delaware                   0-26570                   61-1284899
----------------------------      --------------        ------------------------
(State or other jurisdiction      (SEC File No.)        (IRS Employer ID Number)
     of incorporation)


104 South Chiles St., Harrodsburg, Kentucky                    40330-1620
-------------------------------------------             ------------------------
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (606) 734-5452


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last Report)

                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events

The Registrant announced that on March 17, 1997, the Board of Directors declared a cash dividend of $.20 per share to all shareholders of record on March 31, 1997, payable on April 15, 1997.

For further details, reference is made to the Press Release dated March 18, 1997, which is attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


Exhibit 99 -- Press Release dated March 18, 1997

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      HARRODSBURG FIRST FINANCIAL
                                      BANCORP, INC.


Date: March 18, 1997                  By:  /s/ Jack D. Hood
                                           ------------------------
                                           Jack D. Hood
                                           President and Chief Executive Officer



                   Harrodsburg, First Financial Bancorp, Inc.
                        104.S. Chiles St., P.O. Box 384
                             Harrodsburg, KY 40330


Contact:  Jack D. Hood                                     For Immediate Release
          Chief Executive Officer                          March 18, 1997
          Phone: (606) 734-5452
          Fax:   (606) 734-7671










                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                                 CASH DIVIDEND


         Harrodsburg, Kentucky--March 18, 1997--Jack D. Hood, President and Chief Executive Officer of Harrodsburg First Financial Bancorp, Inc. (the "Corporation"), Harrodsburg, Kentucky, the holding company of First Federal Savings Bank of Harrodsburg (the "Bank"), announced today that the Corporation's Board of Directors declared a cash divident of $.20 per share. The cash dividend will be paid on April 15, 1997, to stockholders of record as of March 31, 1997. Subject to the Corporation's earnings and capital, it is the current intention of the Corporation of continue to pay regular semiannual cash dividends.

         Mr. Hood indicated that the cash dividend is being paid as a result of the continued profitability of the Corporation and its wholly owned subsidiary, the Bank.

         The Bank is a federally chartered stock savings bank headquartered in Harrodsburg, Kentucky. The Bank has two full service offices serving Mercer and Anderson Counties, Kentucky. The Bank's deposits are federally insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank is a community oriented, full service retail savings bank offering traditional loan products. At December 31, 1996, the Corporation had total assets and stockholders equity of $107 million and $28.6 million, respectively. The Corporation's common stock is quoted on the Nasdaq National Market under the symbol "HFFB".